Exhibit 10.2

AMENDED, RESTATED, AND CONSOLIDATED COMMERCIAL PROMISSORY NOTE

$6,000,000.00 USD	Date: _________________, 2024

FOR VALUE RECEIVED and WITHOUT GRACE, on the dates, and in the amounts so herein stipulated, the undersigned, WORKSPORT NEW YORK OPERATIONS CORPORATION, a New York corporation, and WORKSPORT USA OPERATIONS CORPORATION, a Colorado corporation (hereinafter called “Maker”, whether one or more), jointly and severally, both with an address of 2500 North America Drive, West Seneca, New York 14224, hereby promise to pay to the order of AMERISOURCE FUNDING, INC. (“Lender”) at its principal office located at 7225 Langtry, Houston, Texas 77040, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of up to SIX MILLION AND 00/100 DOLLARS ($6,000,000.00) or, if less, the amount of advance made by Lender to Maker pursuant to this Note and that one certain Revolving Financing and Assignment Agreement of even date herewith executed by Maker as “Borrower” and Lender as “Lender” (the “Loan Agreement”), together with accrued interest on the principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate, calculated on the basis of a three hundred sixty (360) day year [except for calculation of the Maximum Rate, which will be calculated on the basis of a three hundred sixty five (365) or three hundred sixty six (366) day year, as the case may be] determined on a variable per annum basis, the first such determination being made on the date Lender advances any portion of the principal of this Note, and other determinations being made as described herein), equal to the lesser of (i) or (ii) as follows:

(i)	the greater of: (a) the Base Rate plus 3.00% per annum, adjusted daily without notice from the date hereof for changes in the Base Rate (hereinafter called the “Applicable Rate”);or
(ii)	the Maximum Rate (as hereinafter defined),

which interest rate is further limited and controlled by the provisions of this Note hereinafter set forth. The term “Base Rate”, as used herein, shall mean a per annum rate at the greater of (i) prime rate as announced by The Wall Street Journal from time to time; or (ii) 6.00%. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. For purposes of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be referred to in and determined under the Texas Finance Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to Maker, the ceiling on which the Maximum Rate is based under the Texas Finance Code. In no event shall the Applicable Rate herein exceed the Maximum Rate.

Amended, Restated, and Consolidated Commercial Promissory Note	Page 1

If the published rate in The Wall Street Journal is expressed on the applicable date as a range, the Applicable Rate herein shall be calculated using an average between the high and low of that range. If The Wall Street Journal ceases to publish a prime rate, Lender may refer to another similar source to calculate the Applicable Rate herein, but in no event shall the Applicable Rate herein exceed the Maximum Rate.

This Note is payable as follows, to-wit:

Monthly payments of interest only shall be due and payable on the first day of the month following the first full one (1) calendar month from the date hereof (for example, if the date of this Note is November 15th, the first payment would be due on the 1st day of January), and continuing thereafter (with adjustments due to changes in the Base Rate as allowed in this Note) on the 1st day of each succeeding calendar month until twenty-four (24) months from the date hereof (the “Maturity Date”), at which time all unpaid principal and all accrued and unpaid interest shall be due and payable in full.

Lender reserves the right to adjust the monthly payments daily for changes in the Base Rate, such changes in the Base Rate based on changes to the prime rate as announced by The Wall Street Journal from time to time. If Lender elects to adjust the payments, notice of the new payment amount may be sent to Maker in the next loan payment notice sent to Maker. The failure of Lender to adjust payments in response to any Base Rate change shall not constitute a waiver by Lender of its right to do so in response to future rate changes.

BALLOON WARNING

THIS LOAN MAY NOT FULLY AMORTIZE, BUT REGARDLESS, IS PAYABLE IN FULL ON THE EARLIER OF (I) MATURITY DATE, OR (II) ACCELERATION AS PROVIDED HEREIN. AT MATURITY, MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION AND HAS MADE NO COMMITMENT TO REFINANCE THE LOAN AT THAT TIME.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

It is especially agreed that if default shall be made in any payment due hereon, either principal or interest, or if there is a default in any of the terms, covenants or provisions set forth in the Loan Agreement, or that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Mortgage”), as hereinafter described, or any other document given to secure this Note (collectively, the “Security Instruments”) or in any other note or obligation of Maker to Lender (including guaranty agreements or factoring obligations), then, in any such event and subject to any cure period provided for in the Mortgage, at the option of Lender or any other holder hereof at any time thereafter without notice of intent to accelerate, notice of acceleration, or any other demand or notice, the unpaid principal balance of this Note and all accrued interest shall at once become due and payable. Any sum, principal or interest, payable under this Note which is not paid when due shall bear interest from the date such payment is due until paid at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the Applicable Rate plus five percent (5%) per annum. If default is made in the prompt payment of this Note when due or declared due and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Maker agrees and promises to pay to Lender its reasonable and necessary attorney’s fees and court costs.

Amended, Restated, and Consolidated Commercial Promissory Note	Page 2

If Lender or its successor has not received the full amount of any installment payment at the end of the 10th day after it is due, Maker agrees to pay a late charge to Lender. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.

It is agreed that time is of the essence of this agreement. Upon the occurrence of an event of default (as such term is defined in the Loan Agreement), Lender may accelerate and declare this Note immediately due and payable without notice, subject to any cure period provided in the Mortgage . Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

All payments under the Security Instruments received by Lender during the existence of any event of default may be applied by Lender against the indebtedness (herein due Lender) in any manner and in such priority as Lender may specify, including without limitation, in accordance with the provisions of any of the Security Instruments.

Subject to any notice and cure period provided in the Loan Documents, Maker and any and all endorsers, guarantors and sureties severally waive all other notices, demands for payment, presentment for payment, protest and notice of protest, notice of intent to accelerate, notice of acceleration, any other notices of any kind, the filing of suit hereon for the purpose of fixing liability and diligence in taking any action to collect amounts called for hereunder and in the handling of collateral or securities at any time existing in connection herewith, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.

It is further agreed that Maker grants to Lender or any other holder hereof a first lien and security interest on (and the express right of setoff against) all deposits and other sums at any time credited by or due from Lender or any other holder hereof to Maker, or any endorser, surety or guarantor hereof as collateral security for the payment of this Note, and Lender or other holder hereof, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from Lender or any other holder hereof to or against any sums due on this Note in any manner and in any order of preference which Lender or other holder hereof, at its sole discretion, chooses.

Amended, Restated, and Consolidated Commercial Promissory Note	Page 3

It is the intention of the parties hereto to comply with the usury laws of the State of Texas and of the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge that is usurious, and by execution of this Note, Maker agrees that Lender has no such intent. This Note, the Loan Agreement, the hereinafter mentioned Deed of Trust and Security Instruments, and all other agreements between Maker and Lender or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Lender or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Lender or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of Maker to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Maker. All sums paid and agreed to be paid to Lender or any other holder for use, forbearance or detention of the indebtedness of Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the periods until payment in full of this Note (or any renewals, extensions and rearrangements hereof) so that the actual rate of interest on account of this indebtedness evidenced by this Note is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. For clarity, the Mortgagor shall not be obligated to make any interest payments that exceed interest calculated at the Maximum Rate, and any overpayments made by the Mortgagor shall have the excessive portion thereof applied to the principal. The terms and provisions of this paragraph shall control and supersede any other provisions of this Note.

Except as otherwise stated herein, all payments under this Note shall be applied first against the accrued and unpaid interest and the remainder against the principal balance hereof. All partial prepayments shall be applied toward the payment of principal installments in the inverse order of maturity. Maker shall have the right to prepay this Note at any time, in whole or in part, provided that an Early Termination Fee equal to three percent (3%) of the Total Credit Facility (as defined in the Loan Agreement) shall apply if more than twelve months are remaining until maturity; otherwise, an Early Termination Fee equal to two percent (2%) of the Total Credit Facility shall apply .. Lender’s records shall constitute prima facie evidence of the amount of funds advanced hereunder.

If at any time the Applicable Rate exceeds the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. If the Applicable Rate should then subsequently decrease to a level less than the Maximum Rate or if the Maximum Rate applicable to this Note should then subsequently be increased to a level which would be greater than the Applicable Rate, then, in either case, the interest hereon shall thereafter accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest accrued through the term of this Note equals the aggregate amount of interest which would have accrued at the Applicable Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Applicable Rate.

Amended, Restated, and Consolidated Commercial Promissory Note	Page 4

If at maturity or final payment of this Note the total amount of interest accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Applicable Rate had at all times been in effect, then Maker shall pay Lender the amount by which (i) the lesser of (a) the amount of interest which would have accrued on this Note if the Maximum Rate had at all times been in effect or (b) the amount of interest which would have accrued if the Applicable Rate had at all times been in effect, exceeds (ii) the amount of interest paid by Maker to Lender in accordance with the other provisions of this Note.

Any check, draft, money order or other instrument given in payment of all or any part hereof or on any part of the indebtedness may be accepted by the holder hereof and handled in collection in a customary manner, but same shall not constitute payment hereof or of the indebtedness or diminish any rights of Lender, except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender.

The individual signing below warrants and represents that s/he has the requisite authority to bind the entity on whose behalf s/he signs.

Cross-Default. If the Maker, Guarantor(s), or any Affiliates of Maker (defined below) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by the Lender (each an “Other Obligation”), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Note, or any other Loan Document, or any other instrument relating to this Note, or should the Lender conclude, in its sole reasonable discretion, that the prospect of payment of this Note, or of any Other Obligation, is impaired for any reason, then the Lender, at its option, may, subject to any notice and cure period in the Loan Documents, declare the entirety of this Note and any Other Obligation, together with all accrued but unpaid interest, immediately due and payable without other notice, demand or presentment, or notice of intent to accelerate to the Maker or any other person or party, all of which are hereby waived. The Lender’s failure to or delay in exercise of said option will not constitute a wavier on the part of the Lender of the right to exercise said option at any other time. Upon the occurrence of a default, the Lender shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing this Note, and/or any Other Obligation. “Guarantor(s)” means WORKSPORT LTD., a Nevada corporation and TERRAVIS ENERGY, INC., a Colorado corporation. “Affiliates of Maker” means any entity in which 20% or more is owned by, or in which 20% or more voting control is held by, Maker and/or any Guarantor(s), whether now or in the future.

Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Maker, Guarantor(s), and Affiliates of Maker agree and acknowledge that the Loan Documents secure (a) this Note, as extended and/or modified, including interest, late charges, fees, expenses and other amounts as provided in this Note, and the other Loan Documents, (b) all other debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker, to the Lender of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by the Lender with or without the knowledge, consent or insistence of the Maker, Guarantor(s), and/or Affiliates of Maker, or (v) relating to any services rendered by the Lender for the benefit of the Maker, Guarantor(s), and/or Affiliates of Maker, including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Loan Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

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Amended, Restated, and Consolidated Commercial Promissory Note	Page 5

Without being limited thereto or thereby, this Note is secured by a Mortgage (however titled) (the “Mortgage”) executed by Maker to Payee, covering that certain tract or parcel of land more fully described in the Mortgage (the “Property”).

MAKER:

WORKSPORT NEW YORK OPERATIONS CORPORATION, a New York corporation

By:	/s/ Steven Rossi
Steven Rossi, Director

WORKSPORT USA OPERATIONS CORPORATION, a Colorado corporation

By:	/s/ Steven Rossi
Steven Rossi, President

Amended, Restated, and Consolidated Commercial Promissory Note	Page 6